UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                 FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  November 26, 2001



                            MONOGRAM PICTURES, INC.
             (Exact name of registrant as specified in its charter)



Nevada                         000-20598                      75-2293489
(State or other jurisdiction  (Commission                   (IRS Employer
of incorporation)             File Number)             Identification No.)



                 120 St. Croix Avenue, Cocoa Beach, Florida 32931
             (Address of principal executive offices       Zip Code)



      Registrant's telephone number, including area code:  321-799-3842



                             NOT APPLICABLE
            (Former name or former address, if changed since last report)




Item 1.  Changes in Control of Registrant.

  On November 28, 2001, the Board of Directors of the Registrant approved the issuance of an aggregate 8,000,000 shares of its common stock, $.001 par value, to two persons who, on such date, have been appointed members of the Board of Directors of the Registrant. Such persons are Thomas W. Kearney and Lee Mullineaux. The 8,000,000 shares will be issued in the amount of 4,000,000 shares each to Thomas W. Kearney and Lee Mullineaux and constitute compensation for past, present and future services of such persons to the Registrant and, in part, arising out of a certain Letter of Intent which has been entered into between the Registrant and A.S.K. Consulting, Inc. under dated of November 19, 2001 (the "Letter of Intent").

  Immediately preceding the issuance of the 8,000,000 shares of the Registrant's common stock to Messrs. Kearney and Mullineaux as described in the immediately preceding paragraph, there were outstanding 7,150,286 shares of the Registrant's common stock. As a result of the foregoing-described issuance, there are now outstanding 15,150,286 shares of the Registrant's common stock, 4,000,000 shares of which are each held of record and beneficially by Mr. Kearney and Mr. Mullineaux. The percentage of ownership vested in Mr. Kearney is 26.4%, with the same percentage of ownership (26.4%) being vested in Mr. Mullineaux. With respect to matter submitted by the Registrant to its voting security holders for vote, Messrs. Kearney and Mullineaux may be reasonably expected to vote in concert.

  The Letter of Intent between the Registrant and A.S.K. Consulting, Inc. ("ASK") relates to an anticipated business combination between the Registrant and a target entity to be identified by ASK during the near future time. The business combination transaction anticipated to be entered into between the Registrant and such target entity ("Target") is anticipated to result in the Registrant having outstanding 9,900,000 shares of its common stock, 9,500,000 of which are anticipated to be held of record and beneficially by the then present shareholders of Target and possibly other persons designated by ASK which shall constitute 95% of the shares of common stock of the Registrant then outstanding. The balance of 400,000 shares of the Registrant's common stock is anticipated to be held by the record and beneficial holders of the Registrant as of a time contemporaneous to the consummation of the business combination. The 9,500,000 shares are expected to constitute Restricted Securities as that term is utilized under the Securities Act of 1933, as amended. Additionally, such issuance transaction is expected to constitute an exempt transaction from the registration requirements of the Act.

  The Letter of Intent contains certain anti-dilutive provisions indicating, in summary, that the then present holders of the outstanding common stock of the Registrant at the conclusion of the anticipated business combination transaction will own of record and beneficially not less than four percent (4%) of the shares of the Registrant's common stock outstanding immediately subsequent to the consummation of the business combination transaction. Such anti-dilutive provisions shall be effective for a period of twelve months from the date of any definitive agreement which governs the business combination transaction between the Registrant and Target.

  The Registrant presently has a wholly owned subsidiary known as Medical Discounts, Ltd. ("Medical"). Medical is a Florida corporation which engages in the providing of medical and related services on a membership basis. In accordance with the Letter of Intent, the Registrant and Medical are required to take all appropriate and necessary steps to permit the distribution of substantially all of the common stock of Medical owned by the Registrant to the present holders of the outstanding common stock of the Registrant. Such distribution is required to be accomplished in accordance with a Registration Statement to be filed under the Securities Act of 1933, as amended, which Registration Statement will contain a form of prospectus. Prior and subsequent to such anticipated distribution, Medical will continue to conduct its present business under its present management. In connection with the intended distribution of the Medical common stock,. ASK is required under the Letter of Intent to facilitate the purchase by the Registrant of that number of shares of Medical common stock which will equal five percent (5%) of the number of shares of common stock to be outstanding at the conclusion of the distribution. The number of shares of Medical's common stock anticipated to be involved in such acquisition is 50,000 shares for an aggregate purchase price to be paid by the Registrant to Medical of $135,000. Such proceeds, upon receipt by Medical, are anticipated to be used to defray the costs of the distribution described in the immediately preceding paragraph and in connection with the business of Medical.

  With respect to such $135,000 amount, ASK was required to remit, on or before November 30, 2001, the amount of $10,000 to Medical. On or before December 22, 2001, ASK shall remit the amount of $10,000 to Medical.
During January 2002, ASK shall remit to legal counsel engaged by ASK the amount of $20,000 which is intended to provide for and defray the legal fees to be incurred by Medical in connection with the preparation, filing and processing to effectiveness of the Registration Statement relating to the distribution of Medical's common stock described above. On or before February 15, 2002, ASK shall provide to Medical the balance of such $135,000 which is $95,000. With respect to the final remittance of $95,000 to be made by ASK to Medical, a 15-day payment grace period is allowed.
The $135,000 obligation of ASK to the Registrant and Medical is evidenced by a promissory note given by ASK.

  The Letter of Intent further provides that the presently outstanding 47,500 shares of preferred stock of the Registrant will be redeemed or canceled prior to the time that a definitive agreement is entered into between the Registrant and Target.

  The Letter of Intent also provides that ASK will develop a capital formation plan which will involve proceeds in the minimum amount of $135,000 and in maximum amount of $1,000,000. Such proceeds will be utilized to facilitate the transactions provided for and contemplated by the Letter of Intent. Such capital formation activity is primarily described in Section 5 of the Letter of Intent which is included with this Form 8-K Report as an Exhibit. The capital formation plan may utilize common stock of the Registrant which is presently outstanding or authorized but unissued shares of the Registrant's common stock. The capital formation plan and activity must result in proceeds of $135,000 as of the close of business on March 2, 2002 in order for the other contemplated transactions described in the Letter of Intent to go forward.

  As reported in Item 6. Resignation of Registrant's Directors. set forth below, the composition of the Board of Directors of the Registrant shall be changed so that the members thereof will be Steven Swank (presently a member of the Board of Directors), Thomas W. Kearney and Lee Mullineaux. Messrs. Kearney and Mullineaux are shareholders and directors of ASK. In the event that ASK does not remit the final $95,000 installment as earlier described herein, Messrs. Kearney and Mullineaux shall resign from the Board of Directors of the Registrant.


Item 2.  Acquisition or Disposition of Assets.

  Pursuant to a Stock Exchange Agreement dated June 1, 2000, the Registrant acquired all of the outstanding common stock of General Personnel Management, Inc. ("GPM"). GPM is a California corporation and is a Professional Employment Organization (PEO). The offices of GPM are located in San Diego, California. The Registrant has experienced revenues as a result of its ownership of GPM as a wholly-owned subsidiary. Pursuant to a Stock Purchase Agreement dated October 1, 2001, the Registrant agreed to sell all of the outstanding shares of common stock of GPM owned by the Registrant to Oliver H. Martin. The consideration in such sale is $25,000 and the transaction, as governed by the Stock Purchase Agreement, is subject to certain conditions. The purchaser in such transaction, Oliver
H. Martin, presently serves as President and Chief Executive Officer of
GPM.


Item 3.  Bankruptcy or Receivership.

  NOT APPLICABLE


Item 4.  Changes in Registrant's Certifying Accountants.

  NOT APPLICABLE


Item 5.  Other Events and Regulation FD Disclosure.

  NOT APPLICABLE


Item 6.  Resignation of Registrant's Directors.

  At a special meeting of the Board of Directors of the Registrant held on November 26, 2001, Directors Charles Kiefner, David Hastings CPA and John Bortoli submitted their resignations as members of the Board of Directors. Such resignations were contemplated by the Letter of Intent described in
Item 1. Changes in Control of Registrant. above and did not involve any disagreement between the Registrant and any of such resigning directors. Such resignations were made orally. The resignations were accepted by the remaining members of the Board of Directors of the Registrant and upon the completion of appropriate corporate action, Thomas W. Kearney and Lee Mullineaux were appointed to file the vacancies of two of the three positions vacated by such resignations.

  Since the resignations, acceptance thereof and the appointment of two successor directors did not involve any disagreement between the resigning directors and the Registrant with respect to any matter relating to the Registrant's operations, policies or practices, and since such resigning directors did not furnish any letters or other writings reflecting their resignations, no Exhibit is included with this Form 8-K.


Item 7.  Financial Statements and Exhibits.

(1) Letter of Intent dated November 19, 2001 between Registrant and A.S.K. Consulting, Inc.

(2) Stock Purchase Agreement dated October 1, 2001 relating to the sale of all of the outstanding common stock of General Personnel Management, Inc.


8.  Change in Fiscal Year.

  NOT APPLICABLE


9.  Item FD Disclosure.

  At the special meeting of the Board of Directors of the Registrant held November 28, 2001 the Board of Directors took appropriate action to relocate the administrative offices of the Registrant from their present address which is 120 St. Croix Avenue, Cocoa Beach, Florida 32931 to a Florida west coast location which shall be 1375 S. Ft. Harrison Avenue, Clearwater, Florida 33756.



SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM PICTURES, INC.



By /s/ Thomas W. Kearney, CFO
Thomas W. Kearney, CFO


December 11, 2001


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